       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2000
                                                      REGISTRATION NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                                PRICESMART, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                   5900                            33-0628530
       (STATE OR OTHER JURISDICTION               (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                              4649 MORENA BOULEVARD
                           SAN DIEGO, CALIFORNIA 92117
                                 (858) 581-4530

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                NOTICE TO:                                COPIES TO:
            GILBERT A. PARTIDA                       SCOTT N. WOLFE, ESQ.
    PRESIDENT AND CHIEF EXECUTIVE OFFICER          ROBERT E. BURWELL, ESQ.
             PRICESMART, INC.                          LATHAM & WATKINS
          4649 MORENA BOULEVARD                    701 B STREET, SUITE 2100
        SAN DIEGO, CALIFORNIA 92117               SAN DIEGO, CALIFORNIA 92101
             (858) 581-4530                              (619) 236-1234

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          CALCULATION OF REGISTRATION FEE



============================================================================================================================
                                                                       PROPOSED         PROPOSED MAXIMUM
                                                   AMOUNT              MAXIMUM              AGGREGATE             AMOUNT OF
TITLE OF SECURITIES                                 TO BE           OFFERING PRICE          OFFERING            REGISTRATION
TO BE REGISTERED                                  REGISTERED         PER SHARE (1)           PRICE                   FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share           25,157            $    37.625           $946,532               $    250
============================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for purposes of computing the amount of the registration fee based on the average of the high and low sales prices of the common stock as reported on the Nasdaq National Market on May 4, 2000.


================================================================================

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION--DATED MAY 8, 2000

PROSPECTUS


                                  25,157 SHARES


                                PRICESMART, INC.


                                  COMMON STOCK
                                ----------------



        This prospectus relates to up to 25,157 shares of our common stock, par value $0.0001 per share, which may be offered for sale by the selling stockholder named in this prospectus. The shares of common stock being offered were previously issued to the selling stockholder. The shares of common stock to which this prospectus relates may be sold from time to time by the selling stockholder directly or through one or more broker-dealers, in one or more transactions on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholder. We will bear all expenses of the offering of common stock, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes, as well as all fees and disbursements of their counsel and experts.

        Our common stock is listed on the Nasdaq National Market under the symbol "PSMT." On May 5, 2000, the last sale price of our common stock as reported on the Nasdaq National Market was $37.75.

        SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE SHARES OF OUR COMMON STOCK.

                          -----------------------------

        These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                          -----------------------------



                 The date of this prospectus is ________, 2000.

        The terms "PriceSmart," "we," "our" and "us" refer to PriceSmart, Inc., a Delaware corporation. All references in this prospectus to "common stock" refer to our common stock, par value $0.0001 per share.

                                   PRICESMART

        We own and operate U.S.-style membership shopping warehouses under joint venture arrangements in Central America and the Caribbean using the trade name "PriceSmart" (and, in the country of Panama, "PriceCostco"). As of April 13, 2000, there were ten warehouse stores in operation (three in Panama, two each in the Dominican Republic and El Salvador, and one each in Guatemala, Costa Rica, and Honduras) of which we own a majority interest. Also, there were five warehouse stores in operation (four in China and one in Saipan) licensed to and operated by local business people.

        The warehouses sell basic consumer goods with an emphasis on quality, low prices and efficient operations. By offering low prices on merchandise, the warehouses seek to generate sufficient sales volumes to operate profitably at relatively low gross margins. The typical no-frills warehouse-type buildings range in size from 45,000 to 55,000 square feet and are located in urban areas to take advantage of dense populations and relatively higher levels of disposable income. Product selection includes perishable foods and basic consumer products. The target customers are consumers and small businesses. The shopping format includes an annual membership fee that varies by market from $20 to $35. Typically, we enter into licensing and technology transfer agreements with a joint venture company (whose minority stockholders are local business people) pursuant to which we provide our know-how package, which includes training and management support, as well as access to our computer software systems. The license also includes the right to use the "PriceSmart" mark and other trademarks.

                                  RISK FACTORS

        You should carefully consider the following risk factors, in addition to the other information included in this prospectus, before purchasing our shares of common stock. Each of these risks could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock.

OUR FINANCIAL PERFORMANCE IS DEPENDENT ON INTERNATIONAL OPERATIONS.

        Our financial performance is subject to risks inherent in operating and expanding our international membership concept. These risks include:

        -       changes in tariffs and taxes,

        -       the imposition of governmental controls,

        -       trade restrictions,

        - greater difficulty and costs associated with international sales and the administration of an international merchandising business,

        -       limitations on U.S. company ownership in foreign countries,

        -       permitting and regulatory compliance,

        - the financial and other capabilities of our business partners and licensees, and

        -       general political as well as economic and business conditions.

WE ARE DEPENDENT ON FOREIGN BUSINESS PARTNERS AND LICENSEES.

        Several of the risks associated with our international merchandising business may be within the control (in whole or in part) of our business partners and licensees or may be affected by the acts or omissions of our business partners and licensees. Some of our business partners and licensees have had limited experience operating membership stores that sell consumer goods. We cannot give you any assurance that our membership store concept will be implemented effectively or that these business partners and licensees will effectively help us penetrate their respective markets. In the event one or more of our business partners or licensees are displeased with their relationship with us, these business partners or licensees could seek to terminate their relationships with us or make claims against us alleging that we acted, or failed to act, in a manner that damaged them. We cannot assure you that a dissatisfied business partner or licensee would not file litigation against us, that we would prevail in the litigation or that the litigation would not have a material adverse affect on our business.

ANY FAILURE BY US TO MANAGE OUR GROWTH COULD ADVERSELY AFFECT OUR BUSINESS.

        We began an aggressive growth strategy in fiscal 1999 through the completion of joint venture agreements in Central America and the Caribbean. As of April 13, 2000, we have opened five new warehouses in fiscal 2000 and intend to open five additional warehouses this fiscal year. The success of this strategy will depend to a significant degree on our ability to (1) expand our operations through the opening of new warehouses, (2) operate new warehouses on a profitable basis and (3) maintain positive comparable warehouse net sales. These new markets may present operational, competitive, regulatory and merchandising challenges that are similar to, or different from those currently encountered by us. There can be no assurance that we will be able to adapt our operations to support these expansion plans or that these new warehouses will be profitable.

        Our ability to open new warehouses on a timely basis will also depend on a number of factors, some of which may be beyond our control, including our ability to:

        -       locate suitable warehouse sites,

        -       negotiate acceptable lease or acquisition terms,

        -       construct sites timely, and

        -       obtain financing in a timely manner and with satisfactory terms.

        Our growth strategy also will require us to hire, train and retain skilled managers and personnel to support our growth, and we may experience difficulties hiring employees who possess the training and experience necessary to operate our new warehouses, particularly in foreign markets where language, education and cultural factors may impose particular challenges. We might not be able to open the planned number of new warehouses according to our schedule or continue to attract, develop and retain the personnel necessary to pursue our growth strategy. Failure to do so could have a material adverse affect on our business and results of operations.

        In addition, we will need to continually evaluate the adequacy of our existing systems and procedures, including warehouse management, financial and inventory control and distribution systems.

Moreover, as we grow, we will need to continually analyze the sufficiency of our inventory distribution methods and may require additional facilities in order to support our planned growth. There can be no assurance that we will adequately anticipate all the changing demands that our expanding operations will impose on these systems. Our failure to update our internal systems or procedures as required could have a material adverse affect on our business and results of operations.

WE FACE SIGNIFICANT COMPETITION.

        Our international merchandising businesses compete with exporters, wholesalers, other membership merchandisers, local retailers and trading companies in various international markets. If we are unable to successfully compete with these entities, it could have a material adverse affect on our business, financial condition and operating results.

A FEW OF OUR STOCKHOLDERS HAVE SUBSTANTIAL CONTROL OVER OUR VOTING STOCK.

        As of April 13, 2000, Robert E. Price, who is the Chairman of our Board, and Sol Price, a significant stockholder of ours and father of Robert E. Price, beneficially owned approximately 43.5% of our outstanding common stock. As a result, these stockholders will effectively control the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors, and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

THE LOSS OF KEY PERSONNEL COULD HARM OUR BUSINESS.

        Given the early stage of development of our business, we depend to a large extent on the performance of our senior management team and other key employees for strategic business direction. If we lost the services of any members of our senior management or other key employees, it could have a material adverse affect on our business, financial condition and operating results.

WE ARE SUBJECT TO VOLATILITY IN FOREIGN CURRENCY EXCHANGE.

        Through our joint ventures, we conduct international operations primarily in Central America and the Caribbean, and we are subject to both economic and political instabilities that cause volatility in foreign currency exchange. During fiscal 1999, we opened warehouses in three foreign countries through joint venture arrangements. For fiscal 1999, 28% of our net warehouse sales were in foreign currencies. This amount is expected to increase significantly in fiscal 2000 to nearly 70%. We plan to open warehouses in additional foreign countries that may involve similar economic and political risks as well as challenges that may be different from those currently encountered by us. We believe that because our present operations and expansion plans involve numerous countries and currencies, our exposure from any one currency devaluation would not significantly affect operating results. Nonetheless, there can be no assurance that we will not experience a materially adverse affect on our financial condition as a result of the economic and political risks of conducting an international merchandising business.

        Foreign currencies in most Central American and Caribbean countries have historically devalued against the U.S. dollar and are expected to continue to devalue. Managing foreign exchange is critical for operating successfully in these markets and we manage our risks through a combination of hedging currencies through non-deliverable forward exchange contracts, or NDFs, and internal hedging procedures. As of April 13, 2000, we had no NDF's outstanding as they had expired on April 10, 2000. However, we will continue to purchase NDF's where necessary to mitigate foreign exchange losses, but due to the volatility and lack of derivative financial instruments in the countries we operate in, significant risk from unexpected devaluation of local currencies exist. Foreign exchange transaction losses realized year-to-date through April 13, 2000 (including the cost of NDF's) was approximately $1,124,000.

YEAR 2000 PROBLEMS COULD DISRUPT OUR BUSINESS.

        Many software programs may not recognize calendar dates beginning in the Year 2000. This problem could cause computers or machines that utilize date dependent software to either shut down or provide incorrect information. As of the date of this prospectus, we have not experienced any material Year 2000 problems. However, if we or any company that we conduct business with fails to mitigate internal or external Year 2000 risks, we may temporarily be unable to engage in business activities, which could have a material adverse affect on our business, financial condition and operating results.

OUR FORWARD-LOOKING STATEMENTS MAY PROVE TO BE WRONG.

        Some of the information under the caption "Risk Factors" and elsewhere in this prospectus are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions, and other statements contained in this prospectus that are not historical facts. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements.


                                 USE OF PROCEEDS

        We are registering the shares of our common stock offered by this prospectus for the account of the selling stockholder identified in the section of this prospectus entitled "Selling Stockholder." All of the net proceeds from the sale of our common stock by this prospectus will go to the stockholder who offers and sells its shares of our common stock. We will not receive any part of the proceeds from the sale of these securities.

                               SELLING STOCKHOLDER

        Pursuant to an agreement between PriceSmart and Victor E. Mouttet Limited, a Republic of Trinidad and Tobago company, we agreed to issue 25,157 shares of our common stock to Victor E. Mouttet Limited, the selling stockholder, as consideration for its sale of all of its shares of PSMT Trinidad/Tobago Limited, a Republic of Trinidad and Tobago company, to us. We also agreed to file a registration statement covering the shares issued to the selling stockholder with the SEC. Because the selling stockholder may sell all or part of its shares of our common stock under this prospectus and since this offering is not being underwritten on a firm commitment basis, we cannot estimate the number and percentage of shares of our common stock that the selling stockholder will hold at the end of the offering covered by this prospectus.

        The selling stockholder does not have any position, office or other material relationship with us or any of our affiliates, nor has it had any position, office or material relationship with us or any of our affiliates within the past three years. The selling stockholder will not own greater than one percent of our common stock after this offering.

                              PLAN OF DISTRIBUTION

        The selling stockholder may from time to time offer and sell its shares of our common stock offered by this prospectus. We have registered the selling stockholder's shares for resale to provide it with freely tradable securities. However, registration does not necessarily mean that the selling stockholder will offer and sell any of its shares.

        Offer and Sale of Shares. The selling stockholder, or its pledgees, donees, transferees or other successors in interest, may offer and sell their shares of our common stock in one or more of the following manners:

        - on the Nasdaq National Market or other exchanges on which our common stock is traded at the time of sale,

        - in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or

        -       in privately negotiated transactions.

        The selling stockholder, or its pledgees, donees, transferees or other successors in interest, may sell their shares of our common stock in one or more of the following transactions:

        - a block trade in which the broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,

        - a broker or dealer may purchase as principal and resell the shares for its own account under this prospectus, or

        - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

        The selling stockholder may accept and, together with any agent of the selling stockholder, reject in whole or in part any proposed purchase of the shares of our common stock offered by this prospectus.

        Brokers and Dealers. The selling stockholder may select brokers or dealers to sell its shares of our common stock. Brokers or dealers of the selling stockholder may arrange for other brokers or dealers to participate in selling the shares. The selling stockholder may give the brokers or dealers commissions or discounts in amounts to be negotiated immediately before any sale. In connection with these sales, these brokers or dealers, any other participating brokers or dealers, and some pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.

        Commissions. The selling stockholder will pay any sales commissions or other sellers' compensation applicable to these transactions.

                                     EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended August 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

        The legality of our common stock offered by this prospectus will be passed upon for PriceSmart by Latham & Watkins, of San Diego, California.

                      WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet site at www.sec.gov. In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning our General Counsel at:

                                PriceSmart, Inc.
                              4649 Morena Boulevard
                           San Diego, California 92117
                                 (858) 581-4530

        The SEC allows us to "incorporate by reference" in this prospectus information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. PriceSmart incorporates by reference the documents listed below and any future filings it makes with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is completed:

        - The Annual Report on Form 10-K of PriceSmart for the fiscal year ended August 31, 1999,

        - The Quarterly Report on Form 10-Q of PriceSmart for the quarter ended November 30, 1999,

        - The Quarterly Report on Form 10-Q of PriceSmart for the quarter ended February 29, 2000,

        - The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on July 3, 1997, and

        - The description of our common stock contained in our Amended Registration Statement on Form 10 filed with the SEC on August 13, 1997.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For more detail concerning PriceSmart and any securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the offices of the SEC.

        You should rely only on the information provided or incorporated by reference in this prospectus or in the applicable supplement to this prospectus. You should not assume that the information in this prospectus and the applicable supplement is accurate as of any date other than the date on the front cover of the document.

================================================================================


        We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.


                                TABLE OF CONTENTS



                                                                             PAGE
                                                                             ----
PriceSmart                                                                     2
Risk Factors                                                                   2
Use of Proceeds                                                                5
Selling Stockholder                                                            5
Plan of Distribution                                                           6
Experts                                                                        7
Legal Matters                                                                  7
Where to Find Additional Information                                           7




                                PRICESMART, INC.

                                  25,157 SHARES

                                  COMMON STOCK





                               PR O S P E C T U S





                                __________, 2000



================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS



Item 14. Other Expenses of Issuance and Distribution.

        The following is an itemized statement of expenses incurred in connection with this Registration Statement. All such expenses will be paid by PriceSmart, Inc. (the "Company").

           SEC Registration Fee .................            $   250
           Printing and Mailing Costs ...........              5,000
           Legal Fees and Expenses ..............             15,000
           Accounting Fees and Expenses .........              5,000
           Miscellaneous ........................              4,750

                        TOTAL ...................            $30,000

All of the above items except the registration fee are estimates.

Item 15. Indemnification of Directors and Officers.

        Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

        The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. Delaware law permits, but does not require, a corporation to indemnify officers, directors, employees or agents and expressly provides that the indemnification provided for under Delaware law shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the Company, provided that each such person acted in good faith and in a manner that he or she reasonably believed was in or not opposed to the Company's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Delaware law does not allow indemnification of directors in the case of an action by or in the right of the Company (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court. The Company is a party to indemnification agreements with each of its directors and officers.

Item 16. Exhibits.

        5.1     Opinion of Latham & Watkins.

        23.1    Consent of Ernst & Young, LLP.

        23.2    Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

        24.1    Power of Attorney (included on signature page hereto).

Item 17. Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Diego, State of California, on the 5th day of May, 2000.


                                      PriceSmart, INC.



                                  By: /S/ GILBERT A. PARTIDA
                                      ----------------------------------------
                                      Gilbert A. Partida
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Each person whose signature appears below hereby constitutes and appoints Gilbert A. Partida his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the common stock offered hereby under the Securities Exchange Act of 1934, with the SEC, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.



                SIGNATURE                                       TITLE                                         DATE
                ---------                                       -----                                         ----
/S/ ROBERT E. PRICE                           Chairman of the Board                                         May 5, 2000
------------------------------------
Robert E. Price


/S/ GILBERT A. PARTIDA                        President, Chief Executive Officer and Director               May 5, 2000
------------------------------------          (Principal Executive Officer)
Gilbert A. Partida


/S/ ALLAN C. YOUNGBERG                        Executive Vice President and                                  May 5, 2000
------------------------------------          Chief Financial Officer
Allan C. Youngberg                            (Principal Financial and Accounting Officer)


/S/ RAFAEL E. BARCENAS                        Director                                                      May 5, 2000
------------------------------------
Rafael E. Barcenas

                SIGNATURE                                       TITLE                                         DATE
                ---------                                       -----                                         ----
/S/ JAMES F. CAHILL                           Director                                                      May 5, 2000
------------------------------------
James F. Cahill


/S/ KATHERINE L. HENSLEY                      Director                                                      May 5, 2000
------------------------------------
Katherine L. Hensley


/S/ LEON C. JANKS                             Director                                                      May 5, 2000
------------------------------------
Leon C. Janks


/S/ LAWRENCE B. KRAUSE                        Director                                                      May 5, 2000
------------------------------------
Lawrence B. Krause

                                  EXHIBIT INDEX


        The following exhibits are filed as part of this Registration Statement on Form S-3 or are incorporated herein by reference.


EXHIBIT NO.           DESCRIPTION
-----------           -----------
5.1                   Opinion of Latham & Watkins.*

23.1                  Consent of Ernst & Young, LLP.*

23.2 Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1                  Power of Attorney (included on signature page hereto).


----------------------

        * Filed herewith.